UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 6, 2017

NORDSTROM, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

WASHINGTON	001-15059	91-0515058
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

1617 SIXTH AVENUE, SEATTLE, WASHINGTON		98101
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)		(ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (206) 628-2111

INAPPLICABLE

(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On March 6, 2017, Nordstrom, Inc. (the “Company”) entered into an underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named in the Underwriting Agreement, in connection with the issue and sale by the Company of $350 million aggregate principal amounts of 4.00% Senior Notes due 2027 and $300 million aggregate principal amount of 5.00% Senior Notes due 2044 (collectively, the “Notes”) in a public offering. The Notes were issued under an Indenture, dated as of December 3, 2007 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee.

The above description of the Underwriting Agreement and the Indenture is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the Indenture, a copy of which was attached to the Registration Statement on Form S-3 (Reg. No. 333-198408) as Exhibit 4.1 thereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

The exhibit is filed herewith in connection with the Registration Statement on Form S-3 (Reg. No. 333-198408) filed by the Company with the Commission on August 27, 2014. This Current Report on Form 8-K is being filed in connection with the offer and sale of the Notes and to file with the Commission the documents and instrument attached hereto as an exhibit.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 6, 2017, by and between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.

By:	/s/ Robert B. Sari
Robert B. Sari
Executive Vice President, General Counsel and Corporate Secretary

Dated: March 10, 2017

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 6, 2017, by and between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein.

4